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                                                                   EXHIBIT 10.15


                                      NOTE
                                      ----

$41,000.00                                               Blossburg, Pennsylvania
                                                                  April 30, 1987


    FOR VALUE RECEIVED, Milesburg Energy, Inc., a Pennsylvania corporation ("Maker"), promises to pay WITHOUT RECOURSE and WITHOUT INTEREST to Antrim Mining, Inc. ("Holder") the sum of FORTY-ONE THOUSAND and 00/100 DOLLARS ($41,000.00), ON DEMAND after the CONDITION DATE.

    The Condition Date shall be the fifth business day following the date that Condition I, as that term is defined by a certain Purchase and Sale Agreement dated April 30, 1987 between Environmental Power Corporation and Neil W. Hedrick, Richard Mase and Sylvia B. Mase, has been satisfied.

    Maker (i) waives trial by jury in any action on this Note or any security for this Note, (ii) waives all requirements of diligence in collection, presentment, notice of non-payment, protest, notice of protest, suit and all other conditions precedent in connection with the collection and enforcement of this Note or the realization of any security for this Note; (iii) waives the right to require the Holder to proceed against any other person or to pursue any other remedy before proceeding against it, and (iv) agrees that, if consented to by Maker, no renewal or extension of this Note, including a renewal or extension in which this Note is surrendered, no release, surrender or substitution of security for this Note or the indebtedness evidenced hereby, no modification or waiver of the terms of any instrument referred to herein or any other agreement now or hereafter directly relating to this Note or the indebtedness evidenced hereby, and, whether or not consented to by Maker, no delay or omission in exercising any right or power under this Note or any security for this Note or the indebtedness evidenced hereby, shall affect Maker's liability, and (vi) agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker and without affecting the Maker's liability hereunder.

    Maker agrees to pay all reasonable costs and expenses including reasonable attorneys' fees incurred by Holder in any proceeding for collection of the debt evidenced hereby.

    This Note is given in satisfaction of a certain note given by Maker to Holder dated April 21, 1987 in the principal amount of $41,000.00.
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    This Note shall take effect as a sealed instrument on the date first set forth above and shall be governed by the laws of the Commonwealth of Pennsylvania.

WITNESS                            MILESBURG ENERGY, INC.

/s/ Robert L. Diamond              By:  /s/ Neil W. Hedrick, President
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                                        Neil W. Hedrick, President

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